Magnitude International Ltd

CERTIFICATE NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CUSIP NO. G57Y0E100

PAR VALUE $0.000025
ORDINARY SHARES

THIS CERTIFIES THAT

*** SPECIMEN ***

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.000025 EACH OF

MAGNITUDE INTERNATIONAL LTD

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

LIM SAY WEI
Director and Chief Executive Officer


MAGNITUDE INTERNATIONAL LTD.
Corporate
Seal
CAYMAN ISLANDS

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112